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                                                                    Exhibit 23.2
                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Kilroy Realty Corporation on Form S-3 of our report dated March 10, 2000, appearing in the Annual Report on Form 10-K of Kilroy Realty Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
April 12, 2000